AMENDMENT NO. 1
                                       TO
                          SHAREHOLDER RIGHTS AGREEMENT

     The  Amendment  No. 1 (the "Amendment") to the Shareholder Rights Agreement
                                 ---------
dated  December  10, 1999 (the "Rights Agreement") by and between Delta Woodside
                                ----------------
Industries,  Inc., a South Carolina corporation (the "Company"), and First Union
                                                      -------
National  Bank  as  Rights  Agent  (the  "Rights  Agent") is entered into by and
                                          -------------
between the Company and the Rights Agent. Capitalized terms used in this Amendment and not otherwise defined herein have the same meaning ascribed to such terms in the Rights Agreement.

                                    RECITALS

A. Paragraph 11(c) of the Rights Agreement generally provides in part that there shall be no adjustment or alteration to the Exercise Price of the Rights in connection with any distribution to the holders of the Company's Common Stock of capital stock of any subsidiary of the Company owning a majority of assets of the Duck Head Apparel Company division or the Delta Apparel Company division of the Company provided that such distribution is consummated prior to March 31, 2000.

B. The Company expects to consummate one or more such distributions but not prior to March 31, 2000. The Company has determined that no such adjustment or alteration to the Exercise Price should occur if any such distribution occurs on or before July 31, 2000.

C. Section 27 of the Rights Agreement generally provides in part that, prior to the Distribution Date, the Rights Agent and the Company shall, if so directed by the Company, amend the Rights Agreement without the approval of any holders of certificates representing the Company's Common Stock, provided that the Rights Agent must consent to any such amendment changing the rights and duties of the Rights Agent.

                                    AGREEMENT

     In consideration for the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1. Paragraph 11(c) of the Rights Agreement is hereby amended by deleting the date "March 31, 2000" in the last sentence of such paragraph 11(c) and replacing it with the date "July 31, 2000."

2. Except as explicitly provided in this Amendment, the Rights Agreement shall remain in full force and effect and unamended hereby.

3. This Amendment shall be deemed to be a contract made under the laws of the State of South Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within South Carolina.

4. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, to be effective as of March 16, 2000.



ATTEST:                                       DELTA  WOODSIDE  INDUSTRIES,  INC.


By:  /s/  Jane  H.  Greer                     By:  /s/  E.  Erwin  Maddrey  II
   ------------------------                      -----------------------------
Name:   Jane  H.  Greer                       Name:  E.  Erwin  Maddrey  II
      ---------------------                        ---------------------------
Title:  V.P./Secty                            Title:  President
      ---------------------                         --------------------------


ATTEST:                                       FIRST  UNION  NATIONAL  BANK


By:  /s/  Johnnie  H.  Coble                  By:  /s/  Patrick  J.  Edwards
   --------------------------                    ---------------------------
Name:   Johnnie  H.  Coble                    Name:   Patrick  J.  Edwards
      -----------------------                       ------------------------
Title:  Corp.  Trust  Officer                 Title:  Vice  President
      -----------------------                        -----------------------